SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 3, 2007
 Date of Report (date of earliest event reported):

BETTER BIODIESEL, INC.
 (Exact name of registrant as specified in its charter)

Colorado	333-67174	84-1153946
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

355 South 1550 West
Spanish Fork, UT 84660
 (Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 990-2810

Mountain States Holdings, Inc.
(Former name or former address, if changed since last report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On May 4, 2007 Better Biodiesel, Inc. (the “Company”) sold three hundred forty-five thousand (345,000) shares of common stock of the Company and warrants to purchase three hundred forty-five thousand (345,000) shares of common stock of the Company (the “Warrants”) in exchange for Six hundred ninety thousand dollars ($690,000.00). The Company sold the securities pursuant to an exemption under Rule 506 of the Securities Act to accredited investors, as defined in Rule 501 of the Securities Act. The Warrants have a cashless exercise provision and are exercisable for five (5) years at an exercise price of $2.65 per share.

Additionally, on May 3, 2007, the Company agreed to the sale of sixty thousand (60,000) shares of common stock of the Company and warrants to purchase sixty-thousand (60,000) shares of common stock of the Company (the “Purchase Warrants”) in exchange for feedstock used in biodiesel production, five biodiesel holding tanks and consulting services, valued cumulatively at one hundred twenty-thousand dollars ($120,000.00). The Company sold the securities pursuant to a private placement exemption under Section 4(2) of the Securities Act to an accredited investor. The Purchase Warrants have a cashless exercise provision and are exercisable for five (5) years at an exercise price of $2.65 per share.

Item 8.01 Other Events

On May 9, 2007 the Company issued a press release attached hereto a Exhibit 99.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated May 8, 2007

BETTER BIODIESEL, INC.

By:	/s/ Ron Crafts
Ron Crafts Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

4.6	Subscription Agreement

99.2	Press Release